Exhibit 99.q

GOTTEX TRUST

(the “Trust")

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Dr. William J. Landes and William H. Woolverton his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign on behalf of the Trust, the Trust's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the "SEC"), and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

Each of the undersigned hereby executes this Power of Attorney as of this 5th day of September, 2013.

SIGNATURE	TITLE HELD WITH THE TRUST

/s/ William J. Landes	President, Principal Executive Officer and Trustee
William J. Landes

/s/ Wade C. Boylan	Treasurer and Principal Financial Officer
Wade C. Boylan

/s/ Jeanne L. Mockard	Trustee
Jeanne L. Mockard

/s/ Jonas B. Siegel	Trustee
Jonas B. Siegel

/s/ Bruce M. Dresner	Trustee
Bruce M. Dresner